EXHIBIT 21
                                                                      ----------
                            WELLCO ENTERPRISES, INC.
                         SUBSIDIARIES OF THE REGISTRANT


                                                            Percentage of Voting
                             Jurisdiction of                 Securities Owned by
Name of Company              Incorporation                      Immediate Parent
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Wellco Enterprises, Inc.      North Carolina                          Registrant
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Wholly-Owned Subsidiaries:
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Ro-Search, Incorporated       North Carolina                               100%
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Ro-Search International Inc.  Barbados, West Indies                     100% (1)
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Mo-Ka Shoe Corporation        Delaware                                     100%
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(1) Owned by Ro-Search, Incorporated.

All  of  the  Registrant's   wholly-owned   subsidiaries  are  included  in  the
consolidated financial statements.




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